UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 2, 2011
CORPORATE PROPERTY ASSOCIATES 17 - GLOBAL INCORPORATED
(Exact Name of Registrant as Specified in Charter)
Maryland
(State or Other Jurisdiction of Incorporation)

000-52891	20-8429087
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 492-1100
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.
     On May 2, 2011, Corporate Property Associates 17 — Global Incorporated, a Maryland corporation (“CPA®:17 — Global”), completed the previously announced acquisition of interests in three properties from Corporate Property Associates 14 Incorporated (“CPA®:14”) pursuant to the Agreement for Sale and Purchase, dated as of December 13, 2010, by and among CPA®:14 and CPA®:17 — Global (the “CPA17 Sale Agreement”). CPA®:17 — Global acquired the interests in the three properties for approximately $57.4 million, plus an assumption of approximately $153.9 million of indebtedness. The properties consisted primarily of retail, warehouse/distribution and other facilities located in the United States and Germany. The purchase price for these properties was based on their appraised values.
     The completion of the sale of assets to CPA®:17 — Global and a concurrent sale of three other properties to W. P. Carey & Co. LLC (“W. P. Carey”) (together, the “CPA®:14 asset sales”) was a condition to the closing of the merger (the “Merger”) of CPA®:14 and CPA 16 Merger Sub Inc., a subsidiary of Corporate Property Associates 16 — Global Incorporated. The Merger was approved by an affirmative vote of the holders of more than a majority of the outstanding shares of CPA®:14’s common stock entitled to vote thereon on April 26, 2011 and the Merger was consummated and became effective on May 2, 2011.
     Carey Asset Management Corp., a subsidiary of W. P. Carey and the advisor to CPA®:14 and CPA®:17 — Global, did not receive any acquisition fees from CPA®:17 — Global for the CPA®:14 asset sales, but did receive disposition fees from CPA®:14.
     The foregoing description of the CPA17 Sale Agreement is not complete and is qualified in its entirety by reference to the CPA17 Sale Agreement, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2010.
Cautionary Statement Concerning Forward-Looking Statement:
     This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of CPA®:17—Global and can be identified by the use of words such as “may,” “will,” “should,” “would,” “seeks,” “plans,” “believes,” “expects,” “anticipates,” “intends,” “estimates” and other comparable terms. It is important to note that CPA®:17—Global’s actual results could be materially different from those projected in such forward-looking statements. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect CPA®:17—Global’s future results, performance, achievements or transactions.
     Factors that could cause actual results or other outcomes to differ materially from those described in this Current Report on Form 8-K include, among others: changes in national or regional economic and business conditions, including changes in interest rates and the availability and cost of capital; and potential liability under, and changes in, environmental, zoning, tax and other laws; and other factors.
     All subsequent written and oral forward-looking statements attributable to CPA®:17—Global or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. CPA®:17—Global does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.
The financial statements and/or pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.
(d) Exhibits:

Exhibit No.	Description of Exhibit
10.1	Sale and Purchase Agreement, dated as of December 13, 2010, by and among Corporate Property Associates 14 Incorporated and Corporate Property Associates 17 — Global Incorporated, on behalf of single purpose entities to be formed for the purpose of acquiring the properties (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2010).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Corporate Property Associates 17 — Global Incorporated
Date: May 6, 2010	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director and Secretary